Exhibit 99.1

MBX Biosciences Appoints Laurie Stelzer to Board of Directors as Audit Committee Chair

CARMEL, Ind., Jan. 22, 2026 (GLOBE NEWSWIRE) -- MBX Biosciences, Inc. (Nasdaq: MBX), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel precision peptide therapies for the treatment of endocrine and metabolic disorders, today announced the appointment of Laurie Stelzer as an independent director on the Company’s Board of Directors and as chairperson of the board’s audit committee. Ms. Stelzer brings decades of executive and financial leadership experience with extensive corporate governance, financial oversight, and accounting experience.

“I am thrilled to welcome Laurie Stelzer to the Company’s Board as an independent director,” said Kent Hawryluk, President and Chief Executive Officer of MBX Biosciences. “Laurie adds significant expertise as an audit committee chair and business leader, and her commercial and strategic proficiency complements the deep experience of our Board. We look forward to working closely with her as we execute on a catalyst-rich year, including data from our three clinical-stage programs and initiation of our Phase 3 confirmatory trial in hypoparathyroidism.”

Laurie Stelzer added, “MBX is well positioned with a growing pipeline of innovative Precision Endocrine Peptides™, a strong balance sheet and a world-class leadership team. I look forward to collaborating with the Board as we endeavor to give patients freedom through convenient and tailored treatment of their endocrine and metabolic diseases.”

Ms. Stelzer previously served as Chief Financial Officer of Kailera Therapeutics, a biotechnology company focused on GLP-1 therapeutics. She also currently serves on the boards of directors of Sionna Therapeutics, Inc., a clinical stage cystic fibrosis company; PMV Pharmaceuticals, Inc., a precision oncology company; and Spyre Therapeutics, Inc., a clinical stage biotechnology company focused on gastrointestinal and rheumatic diseases. For over 25 years, Ms. Stelzer has held leadership roles in finance, treasury, global accounting, business development, project management, and site operations for a range of biopharmaceutical companies including as Chief Financial Officer of Orna Therapeutics, Inc., Mirati Therapeutics, Inc., Arena Pharmaceuticals, Inc., and Halozyme Therapeutics, Inc. She also held senior management roles at Shire Plc and Amgen, Inc., and previously served on the boards of directors of Surface Oncology, Inc. and Longboard Pharmaceuticals. Ms. Stelzer earned a B.S. in Accounting from Arizona State University and an M.B.A. from University of California, Los Angeles, Anderson School of Management.

About MBX Biosciences

MBX Biosciences is a biopharmaceutical company focused on the discovery, development and commercialization of novel precision peptide therapies based on its proprietary PEP™ platform, for the treatment of endocrine and metabolic disorders. The Company is advancing a pipeline of novel candidates for endocrine and metabolic disorders with clinically validated targets, established endpoints for regulatory approval, significant unmet medical needs and large potential market opportunities. The Company’s pipeline includes canvuparatide (MBX 2109) for the treatment of chronic hypoparathyroidism (HP) preparing for Phase 3 development; an obesity portfolio that includes MBX 4291 in Phase 1 development, as well as multiple discovery and pre-clinical obesity candidates; and imapextide (MBX 1416) for the treatment of post-bariatric hypoglycemia (PBH) in Phase 2 development. The Company is based in Carmel, Indiana. To learn more, please visit the Company website at www.mbxbio.com and follow it on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: MBX Biosciences’ expectations regarding the further advancement of its pipeline of programs in endocrine and metabolic disorders, including timing of initiation of a Phase 3 trial in Q3 2026 and clinical data readouts; statements regarding MBX Biosciences’ delivery of differentiated endocrine and metabolic compounds allow patient freedom; and the contributions of its board of directors.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect MBX Biosciences’ business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; MBX Biosciences’ ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; MBX Biosciences’ ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining MBX Biosciences’ intellectual property protections; risks related to the competitive landscape for MBX Biosciences’ product candidates; and final audit adjustments and other developments that may arise that would cause MBX Biosciences’ expectations with respect to the estimate of cash, cash equivalents and marketable securities as of December 31, 2025 to differ, perhaps materially, from the financial results that will be reflected in MBX Biosciences’ audited consolidated financial statements for the fiscal year ended December 31, 2025; as well as other risks described in “Risk Factors,” in MBX Biosciences’ Quarterly Report on Form 10-Q for the three months ended September 30, 2025, Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC), as well as subsequent filings with the SEC. MBX Biosciences expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MBX Biosciences uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company's Investor Relations website, in addition to following the Company's press releases, SEC filings, public conference calls, presentations, and webcasts.

Media Contact:
Cassidy McClain

Inizio Evoke Comms

cassidy.mcclain@inizioevoke.com

(619) 694-6291

Investor Contact:

Jim DeNike

MBX Biosciences

jdenike@mbxbio.com